EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use in this Registration Statement on Form SB-2 (No. 333-46643) of our report, dated January 30, 1998, relating to the financial statements of Industrial Rubber Products, Inc. We also consent to the reference to our Firm under the captions "Experts" and "Selected Financial Data" in the Prospectus.





                                        McGLADREY & PULLEN, LLP



Duluth, Minnesota
March 24, 1998